Exhibit 99.1

vTv Therapeutics Announces 2018 Fourth Quarter and Full Year Financial Results and Update

HIGH POINT, N.C. – (BUSINESS WIRE) – Feb. 27, 2019 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the fourth quarter and year that ended December 31, 2018, and provided an update on recent achievements and upcoming events.

“We are excited about the therapeutic potential of azeliragon in patients with mild-Alzheimer’s Disease (AD) and type 2 diabetes and our progress to date with our Simplici-T1 trial in type 1 diabetics,” said Steve Holcombe, chief executive officer, vTv Therapeutics. “Our licensing partners also continue to advance our GLP-1R agonist, PPAR-delta, and PDE4 programs and we hope to see progress in each of these programs over the next year.”

Recent Achievements and Outlook

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Initiated start-up activities for an adaptive Phase 2/3 clinical trial for azeliragon as a potential treatment of mild AD in patients with type 2 diabetes. Post-hoc subgroup analyses of our phase 3 STEADFAST Study identified that a population of mild-AD patients with type 2 diabetes experienced positive benefit. Based on these results, we have initiated start-up activities for an adaptive Phase 2/3 trial to evaluate azeliragon as a potential treatment of mild-AD in patients with type 2 diabetes. We are currently finalizing a protocol for the study, negotiating with clinical research organizations to support study conduct activities for the trial and beginning the site selection process.  We expect to initiate patient enrollment in this study in mid-2019. We plan to continue to develop azeliragon through internal efforts, based upon receipt of additional funding, or through future partnerships with other life science entities.

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Simplic-T1 Study enrolling patients with type 1 diabetes. We have completed enrollment of the part 1 learning phase of the adaptive Phase 1/2 Simplici-T1 Study, a 12-week study to evaluate TTP399 as an add-on to insulin therapy for type 1 diabetics, and expect to report results for this portion of the study in June 2019. We have begun the start-up activities for the part 2 confirmatory phase and expect to report results for this portion of the study in the latter part of the first quarter of 2020. TTP399 has previously demonstrated statistically significant reductions in HbA1c levels in the AGATA Study, a phase 2 study in type 2 diabetes.

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Financing Strategy. We are evaluating several financing strategies to fund the proposed clinical trial of azeliragon for the treatment of mild-AD in patients with type 2 diabetes, including direct equity investment and future public offerings of our common stock. The timing and availability of such financing are not yet known.

Fourth Quarter 2018 Financial Results

•	Cash Position: Cash and cash equivalents as of December 31, 2018, were $1.7 million compared to $3.8 million as of September 30, 2018.

•	R&D Expenses: Research and development expenses were $2.8 million in the fourth quarter of 2018 which were consistent with the $2.7 million of such expenses incurred in the third quarter of 2018.

•	G&A Expenses: General and administrative expenses were $2.1 million and $2.2 million in the fourth and third quarters of 2018, respectively.

•

Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $2.3 million for the fourth quarter of 2018 compared to net loss before non-controlling interest of $2.0 million for the third quarter of 2018.

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Net Loss Per Share: GAAP net loss per share was $0.10 and $0.06 for the three months ended December 31, 2018 and September 30, 2018, respectively, based on weighted-average shares of 17.6 million and 12.3 million for the three month periods ended December 31, 2018 and September 30, 2018, respectively. Non-GAAP net loss per fully exchanged share was $0.08 and $0.06 for the three months ended December 31, 2018 and September 30, 2018, respectively, based on non-GAAP fully exchanged weighted-average shares of 40.7 million and 35.4 million for the three months ended December 31, 2018 and September 30, 2018, respectively.

Full Year 2018 Financial Results

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R&D Expenses: Research and development expenses were $23.0 million and $39.6 million for the years ended December 31, 2018 and 2017, respectively. The decrease in research and development expenses was primarily driven by the termination of the STEADFAST and open label extension studies and related activities in the second quarter of 2018.

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G&A Expenses: General and administrative expenses were $9.2 million and $11.3 million for the years ended December 31, 2018 and 2017, respectively. The decrease in general and administrative expenses was primarily due to decreases in expenses for share-based awards, incentive-based compensation and professional services.

•	Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $23.8 million and $54.6 million for the years ended December 31, 2018 and 2017, respectively.

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Net Loss Per Share: GAAP net loss per share was $0.69 and $1.67 for the years ended December 31, 2018 and 2017, respectively, based on weighted-average shares of 12.4 million and 9.7 million for the years ended December 31, 2018 and 2017, respectively. Non-GAAP net loss per fully exchanged share was $0.69 and $1.67 for the year ended December 31, 2018 and 2017, respectively, based on non-GAAP fully exchanged weighted-average shares of 35.5 million and 32.8 million for the years ended December 31, 2018 and 2017, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2018	2018
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,683	$3,766
Prepaid expenses and other current assets	666	1,006
Current deposits	1,124	1,124
Total current assets	3,473	5,896
Restricted cash and cash equivalents, long-term	2,500	2,500
Property and equipment, net	70	177
Long-term investments	2,480	2,480
Long-term deposits	36	36
Total assets	$8,559	$11,089
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$7,702	$8,965
Current portion of deferred revenue	1,752	6,747
Current portion of notes payable	9,383	9,597
Total current liabilities	18,837	25,309
Notes payable	6,330	8,611
Deferred revenue, net of current portion	1,067	595
Warrant liability, related party	2,436	382
Other liabilities	260	258
Total liabilities	28,930	35,155
Commitments and contingencies
Redeemable noncontrolling interest	62,482	19,912
Stockholders’ deficit:
Class A Common Stock	203	158
Class B Common Stock	232	232
Additional paid-in capital	150,595	144,617
Accumulated deficit	(233,883)	(188,985)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(82,853)	(43,978)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$8,559	$11,089

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	December 31, 2018	September 30, 2018
Revenue	$4,522	$3,375
Operating expenses:
Research and development	2,800	2,698
General and administrative	2,073	2,158
Total operating expenses	4,873	4,856
Operating loss	(351)	(1,481)
Interest income	14	13
Interest expense	(743)	(822)
Other (expense) income, net	(1,248)	329
Loss before income taxes and noncontrolling interest	(2,328)	(1,961)
Income tax provision	—	—
Net loss before noncontrolling interest	(2,328)	(1,961)
Less: net loss attributable to noncontrolling interest	(1,237)	(1,165)
Net loss attributable to vTv Therapeutics Inc.	$(1,091)	$(796)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(1,830)	$(796)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.10)	$(0.06)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	17,635,159	12,305,949

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31, (Unaudited)		For the Year Ended December 31,
	2018	2017	2018	2017
Revenue	$4,522	$233	$12,434	$291
Operating expenses:
Research and development	2,800	10,068	23,035	39,640
General and administrative	2,073	2,937	9,223	11,333
Total operating expenses	4,873	13,005	32,258	50,973
Operating loss	(351)	(12,772)	(19,824)	(50,682)
Interest income	14	22	61	117
Interest expense	(743)	(852)	(3,290)	(3,092)
Other expense, net	(1,248)	(190)	(592)	(190)
Loss before income taxes and noncontrolling interest	(2,328)	(13,792)	(23,645)	(53,847)
Income tax provision	—	800	200	800
Net loss before noncontrolling interest	(2,328)	(14,592)	(23,845)	(54,647)
Less: net loss attributable to noncontrolling interest	(1,237)	(10,281)	(15,934)	(38,503)
Net loss attributable to vTv Therapeutics Inc.	$(1,091)	$(4,311)	$(7,911)	$(16,144)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(1,830)	$(4,311)	$(8,650)	$(16,144)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.10)	$(0.44)	$(0.69)	$(1.67)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	17,635,159	9,693,254	12,449,236	9,693,254

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. vTv has a pipeline of clinical drug candidates led by programs for the treatment of Alzheimer’s disease and diabetes as well as treatment of inflammatory disorders.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we use non-GAAP earnings per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP earnings per fully exchanged share is defined as net loss attributable to vTv Therapeutics Inc. common shareholders including the loss attributable to the non-controlling interest and assuming the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP earnings per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	December 31, 2018	September 30, 2018
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(1,830)	$(796)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(1,237)	(1,165)
Net loss before noncontrolling interest	$(3,067)	$(1,961)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	17,635,159	12,305,949
Assumed exchange of Class B Common Stock (1)	23,094,221	23,114,652
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	40,729,380	35,420,601
Adjusted proforma earnings per fully exchanged share, basic and diluted	$(0.08)	$(0.06)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Numerator:
Net loss attributable to vTv Therapeutics Inc. common Shareholders	$(1,830)	$(4,311)	$(8,650)	$(16,144)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(1,237)	(10,281)	(15,934)	(38,503)
Net loss before noncontrolling interest	$(3,067)	$(14,592)	$(24,584)	$(54,647)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	17,635,159	9,693,254	12,449,236	9,693,254
Assumed exchange of Class B Common Stock (1)	23,094,221	23,119,246	23,099,500	23,119,246
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	40,729,380	32,812,500	35,548,736	32,812,500
Adjusted proforma earnings per fully exchanged share, basic and diluted	$(0.08)	$(0.44)	$(0.69)	$(1.67)
(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

Contacts

Investors:
vTv Therapeutics Inc.
IR@vtvtherapeutics.com

or

Media:
Josh Vlasto, 212-572-5969
PR@vtvtherapeutics.com